STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made this 2nd day of January, 1999 (the "Closing Date") between the shareholders of HOS-Pillow, Corp., an Illinois corporation (the "Sellers") listed on Schedule A hereto, and Circle Group Internet, Inc., an Illinois corporation ("CGI").

                              W I T N E S S E T H :

         WHEREAS, HOS-Pillow, Corp., (the "HOS") has 100 shares of common stock, par value $.00 per share (the "HOS Common Stock") authorized of which 100 shares of HOS Common Stock are currently issued and outstanding; and

         WHEREAS, Sellers own 100 shares of the HOS' Common Stock, and

         WHEREAS, the CGI desires to purchase an aggregate of 100 shares of Common Stock (the "HOS Shares") from Sellers on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Sellers desires to sell the Shares to the CGI on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Sellers and CGI hereby agree as follows:

1. Incorporation by reference. The above recitals are herein incorporated by reference.

2. Purchase and Sale. CGI shall purchase from Sellers, and the Sellers shall sell to CGI, the Shares on the terms and conditions of this Agreement.

3. Consideration/Exchange Shares. In consideration of the transfer by Sellers of the Shares to CGI, CGI shall transfer to Sellers 200,000 shares of common stock, par value $0.0001 per share of CGI ("CGI Shares") on the Closing Date as set forth on Schedule A hereto, of which 50,000 CGI Shares ("CGI Shares") shall be restricted from resale for a period of ninety (90) days following the effective date of such registration statement and the remaining 150,000 CGI Shares shall be restricted under Rule 144 for a period of 12 months from the signing of this agreement.

4. Obligations of Sellers. At the Closing of this transaction (as defined herein), Sellers shall deliver to CGI (i) the Shares registered in the name of CGI or if the Shares are registered in the name of Sellers, duly endorsed to CGI; and
(ii) a receipt for the CGI Shares delivered to Sellers by CGI pursuant to
Section 3 hereof.

5. Obligations of CGI. At the Closing, CGI shall deliver to Sellers the Exchange Shares pursuant to the terms of Section 3 of this Agreement.

6. Closing and Condition to Closing.
   ---------------------------------

         6.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices CGI or at such other place mutually agreed upon between CGI and Sellers on the Closing Date, to be effective as of the 2nd day of January, 1999.

         6.2 Condition to Closing. The Closing shall be subject to satisfaction of the condition that (i) the representations and warranties of the Sellers contained in Section 7 hereof, and CGI contained in Section 8 hereof, are true and correct as of the Closing Date; (ii) the Sellers shall have delivered to CGI the items required by Section 4 hereof; (iii) CGI shall have delivered to Sellers the items required by Section 5 hereof; and (iv) CGI and Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by such party prior to or as of the Closing Date.

7. Representations and Warranties of the Sellers.
   ----------------------------------------------

         7.1 Authority of Sellers, Consents; Execution of Agreement. Sellers have all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by them hereunder. No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution or the transactions and obligations to be performed by it hereunder. This Agreement has been duly executed and delivered by Sellers and constitutes a valid and legally binding obligation of Sellers, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws. To the best of the Seller's knowledge, HOS is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois, and is entitled to own or lease its property and to carry on its business as and in the places where such properties are now owned, leased or operated. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not by themselves result in a breach or default under result on the creation of any lien, security interest, charge an encumbrance upon the HOS Shares, or any of the properties or assets of HOS as a result of the terms, conditions or provisions of any contract, note mortgage or on any HOS or any of its properties or assets may be bound.

         7.2 Capitalization. The authorized capital stock of HOS consists of 1000 shares of Common Stock, of which 100 shares of HOS Common Stock are presently issued and outstanding. There are currently no outstanding warrants, options, subscription rights or other commitments of any character granted by HOS or the Sellers relating to the issued or unissued shares of HOS Common Stock.

         7.3 Unaudited Financial Statements.
             -------------------------------

         7.4 Investment. The Sellers warrant and acknowledge that:
             -----------

             7.4.1 CGI Shares have not been registered under the Securities Act of 1933, as amended ("Act"), or under applicable state blue sky laws;

             7.4.2 the Sellers are acquiring the CGI Shares for their own account;

             7.4.3 the Sellers are experienced and sophisticated investors, and are able to fend for themselves in the transactions contemplated by this Agreement, and have such knowledge and experience in financial and business matters that they are capable of evaluating the risks and merits of acquiring the CGI Shares;

             7.4.4 the Sellers are aware that the CGI Shares may not be sold unless such securities are registered pursuant to the Act or qualify for an exemption from such registration.

             7.5 The HOS Shares. The HOS Shares are free and clear of all liens, pledges, hypothecation, option, contract and other encumbrance, except for such restrictions provided in this Agreement and pursuant to applicable law.

             7.6 Disclosure Documents. Sellers acknowledge that they have been given a copy, and have review, CGI's Post-Effective Amendment No. 1 to Form 1-A dated September 14, 1998 as filed with the Securities and Exchange Commission.

             7.7 True as of Closing Date. Sellers warrant and represent that the warranties and representations contained in this Agreement are true and correct in all respects as of the Closing Date.

8. Representations and Warranties of CGI.
   --------------------------------------

             8.1 Authority of CGI; Execution of Agreement. CGI is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, and is entitled to own or lease its property and to carry on its business as and in the places where such properties are now owned, leased or operated. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of HOS, and will not by themselves result in a breach or default under, or result in the creation of any lien, security interest, charge or encumbrance upon the CGI Shares, or any of the properties or assets of HOS as a result of the terms, conditions or provisions of any contract, note, mortgage or any other agreement, instrument or obligation to which HOS is a party or by which HOS or any of its properties or assets may be bound. CGI has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution of the transactions and obligations to be performed by it hereunder. This Agreement has been duly executed and delivered by CGI and constitutes a valid and legally binding obligation of CGI, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

         8.2 Investment. CGI warrants and acknowledges that:

             8.2.1 the HOS Shares have not been registered under the Securities Act of 1933, as amended ("Act"), or under applicable state blue sky laws;

             8.2.2 CGI is acquiring the HOS Shares for its own account and not with a view towards distribution;

             8.2.3 CGI is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the HOS Shares;

             8.2.4 CGI is aware that the Shares may not be sold unless such securities are registered pursuant to the Act or qualify for an exemption from such registration.

         8.3 True as of Closing Date. CGI warrants and represents that the warranties and representations contained in this Agreement are true and correct in all respects as of the Closing Date.

9. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically delivered; delivered by overnight delivery, confirmed telecopy, telegram or courier; or three days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, addressed to the recipient at the address as follows. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address will be effective only upon receipt.

         If to CGI:        CGI
                           827 East Orchard Street
                           Mundelein, IL 60060
                           Attn:  Gregory Halpern

         If to HOS:        2950 Orange Brace Road
                           Riverwoods, IL 60015
                           Attn:  Edward Halpern


10. Miscellaneous.
    --------------

         (a) Assignment. This Agreement and the rights granted hereunder may not be assigned in whole or in part by any of the parties without the prior written consent of the other parties.

         (b) Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         (c) Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

         (d) Captions. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

         (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

         (f) Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

         (g) Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Illinois.

         (h) Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         (i) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (j) Jurisdiction. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Venue for any such action, in addition to any other venue permitted by statute, will be Lake County, Illinois.

         (k) Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties to this Agreement.

         (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         (m) Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

         The parties, as evidenced by their signatures below, acknowledge that this Agreement has been presented to their attorneys and that their attorneys have had the opportunity to review and explain to them the terms and provisions of the Agreement, and that they fully understand those terms and provisions.

         IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on the date first above written.


                                       Sellers:

                                       By: /s/ Edward L. Halpern
                                           -------------------------------------
                                                Edward Halpern


                                       By: /s/ Dianne K. Halpern
                                           -------------------------------------
                                                Dianne Halpern

                                       CIRCLE GROUP INTERNET, INC.


                                       By: /s/ Gregory Halpern, CEO & President
                                           -------------------------------------
                                           Gregory Halpern, Chief Executive
                                           Officer and President

                                   SCHEDULE A


Name                       HOS Shares CGI Shares
------------------------------------------------